Exhibit 99.1

uSell.com Reports Strong Full Year 2015 Results

306% YOY Revenue Growth to $27.1 Million

68% YOY Pro-Forma Revenue Growth to $78.6 Million

Increase in Working Capital to $5.6 Million and Stockholders’ Equity to $14.0 Million

New York, NY – (Marketwired) - March 30, 2016 - uSell.com (USEL), a technology based company focused on extracting the maximum value from used mobile devices, today reported results for the fourth quarter and full year ended December 31, 2015.

As a result of the acquisition of We Sell Cellular, LLC (“We Sell”), uSell.com’s business was fundamentally transformed and its financial situation substantially improved. The financials contained within this press release and the corresponding Form 10-K reflect just over two months of joint operations, as the merger was consummated on October 27, 2015.

Key Highlights:

•	Revenues increased by $20.4 million, or 306%, from $6.7 million for the year ended December 31, 2014, to $27.1 million for the year ended December 31, 2015
•	Net loss decreased by $4.7 million, or 64%, from $7.3 million for the year ended December 31, 2014, to $2.6 million for the year ended December 31, 2015
•	Net loss decreased by $1.1 million, or 76%, from $1.4 million for the quarter ended December 31, 2014, to $0.3 million for the quarter ended December 31, 2015
•	Adjusted EBITDA loss improved by $2.8 million, or 78%, from $3.6 million for the year ended December 31, 2014, to $0.8 million for the year ended December 31, 2015[1]
•	Adjusted EBITDA was positive at $0.3 million for the quarter ended December 31, 2015, as compared to a loss of $0.8 million for the quarter ended December 31, 2014[1]
•	Working capital increased to $5.6 million at December 31, 2015, from $1.7 million at December 31, 2014
•	Stockholders’ equity increased to $14.0 million at December 31, 2015, from $2.6 million at December 31, 2014

For the first time in its operating history, uSell.com experienced meaningfully positive Adjusted EBITDA for the three months ended December 31, 2015. While this was primarily the result of the acquisition of We Sell, the Company also benefited from efficiency gains within its legacy retail business, validating its strategic decision to reduce marketing spend in favor of the wholesale acquisition of devices.

1.	See discussion of Non-GAAP financial information on page 3.

The following table presents Adjusted EBITDA, a non-GAAP financial measure, and provides a reconciliation of Adjusted EBITDA to the directly comparable GAAP measure reported in the Company’s consolidated financial statements:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(333,000)	$(1,386,000)	$(2,632,000)	$(7,288,000)
Income tax benefit	(2,393,000)	-	(2,393,000)	-
Stock-based compensation expense	2,300,000	394,000	2,954,000	1,492,000
Depreciation and amortization	386,000	213,000	820,000	616,000
Acquisition related costs	173,000	-	268,000	-
Interest expense	188,000	-	189,000	892,000
Interest and other income	-	(1,000)	(1,000)	(3,000)
Gain on settlement of accounts payable	-	-	-	(9,000)
Change in fair value of derivative liability	-	-	-	681,000
Adjusted EBITDA	$321,000	$(780,000)	$(795,000)	$(3,619,000)

[1] See discussion of Non-GAAP financial information on page 3.

Nik Raman, Chief Executive Officer, stated, “We are pleased with our fourth quarter results and excited about the prospect of using technology to drive efficiency and profitability improvements in 2016. With the acquisition of We Sell, we believe that we have all of the pieces we need to scale our business while creating substantial differentiation from our competitors.”

Financial Results for the Year Ended December 31, 2015:

Total revenue was $27.1 million for the twelve months ended December 31, 2015, a 306% increase from $6.7 million for the same period of 2014.

It is important to note that this increase had two main driving factors: (1) an increasing percentage of volume from its legacy uSell.com business being recorded on a gross versus net basis since the launch of its Managed by uSell service in 2014, and (2) the acquisition of We Sell, which records all of its revenue on a gross basis.

Sales and marketing expense decreased $3.8 million, or 65%, from $5.8 million during the year ended December 31, 2014 to $2.0 million during the year ended December 31, 2015, mainly as a result of a decision to strategically reduce marketing staff and marketing spend in favor of seeking out wholesale supply. With the acquisition of We Sell and a newfound ability to source devices directly from the carriers, retailers, and manufacturers, the Company’s primary sales and marketing expenses have shifted from consumer marketing to paying out sales commissions. The Company believes this shifting profile will enable it to scale volume significantly while maintaining sales and marketing expense as a much lower percentage of sales than in prior years.

General and administrative expenses include professional fees for technology, legal and accounting services as well as consulting and internal personnel costs for back office support functions. General and administrative expenses are impacted by non-cash compensation expense pertaining to share grants and option grants for services. Excluding non-cash compensation expense, general and administrative expenses for the year ended December 31, 2015 increased by $0.2 million, or 7%, compared to the year ended December 31, 2014. The increase is mainly attributable to the increase in depreciation and amortization expense, which increased by $0.2 million for the year ended December 31, 2015, mainly as a result of the amortization of the intangible assets acquired in connection with the We Sell acquisition. Offsetting the increase in general and administrative expense is a decrease in salary and salary-related expenses of $0.4 million and professional fees of $0.2 million. The decrease in salary and salary-related expenses is the result of the reduction in marketing headcount. Professional fees decreased mainly as a result of lower recruiting free expense due to a hiring freeze, offset by legal and accounting expenses of $0.3 million related to the We Sell acquisition. General and administrative expenses include $556,000 of expenses related to We Sell for the period from October 27, 2015 through December 31, 2015. Non-cash compensation expense amounted to $3.0 million and $1.5 million for the years ended December 31, 2015 and 2014, respectively. The increase in compensation expense is mainly the result of accelerated vesting of previously granted restricted stock units and options and the granting of certain restricted stock units in connection with the We Sell acquisition.

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Net loss for the year ended December 31, 2015 was $2.6 million, an improvement of $4.7 million from a $7.3 million net loss for the year ended December 31, 2014. The resulting EPS is ($0.27), compared to ($1.15) a year earlier.

Net loss and EPS for the year ended December 31, 2015, included a total of $4.1 million of non-cash and/or one-time expenses, including stock-based compensation, depreciation and amortization, acquisition-related costs and interest expense, as compared to $3.7 million for the year ended December 31, 2014.

Adjusted EBITDA loss for the year ended December 31, 2015 was $0.8 million, an improvement of $2.8 million from a $3.6 million Adjusted EBITDA loss for the year ended December 31, 2014.

At December 31, 2015, uSell.com had $1.8 million of cash and cash equivalents and 19.8 million shares issued and outstanding.

Non-GAAP Financial Measure - Adjusted EBITDA

We make reference to “Adjusted EBITDA,” a measure of financial performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management has included EBITDA because it believes that investors may find it useful to review our financial results as adjusted to exclude items as determined by management. Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss, to the extent available without unreasonable effort, are set forth below. The Company defines Adjusted EBITDA as earnings or (loss) from continuing operations before the items noted in the table below.

Management believes Adjusted EBITDA provides a meaningful representation of our operating performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Further, Adjusted EBITDA, as we define it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

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Conference Call Details:

Date: Wednesday, March 30, 2016

Time: 4:30PM EST

Dial-in Number: (866) 932-0173

International Dial-in Number: (785) 424-1630

Webcast: www.InvestorCalendar.com

Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through April 30, 2016. To listen to the replay, dial (800) 723-0549 (domestic) or (402) 220-2657 (international).

About uSell.com, Inc.

uSell.com, Inc. is a technology based company focused on extracting the maximum value from used mobile devices, at large scale. uSell acquires products from both individual consumers, on its website, uSell.com, and from major carriers, big box retailers, and manufacturers through its subsidiary, We Sell Cellular. These devices are then distributed globally, leveraging both a traditional sales force and an online marketplace where professional buyers of used smartphones compete to buy inventory in an on-demand fashion. Through participation on uSell’s marketplace platforms and through interaction with uSell’s salesforce, buyers can acquire high volumes of inventory in a cost effective manner, while minimizing risk.

Visit www.uSell.com and http://wesellcellular.com

Forward-Looking Statements

This press release includes forward-looking statements including statements regarding scaling the business and volume and the results from such scaling and profitability, and future growth. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. The results anticipated by any or all of these forward-looking statements might not occur. Important factors that could cause actual results to differ from those in the forward-looking statements include competition from large retail stores and wireless operators, the unanticipated issued with the integration of the We Sell business with uSell, and our ability to further or maintain our relationships with large wholesalers. Further information on our risk factors is contained in our filings with the SEC, including our Annual Report on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

Contact Information

Nik Raman

Chief Executive Officer

p212-213-6805

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uSell.com, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2015	2014

Assets
Current Assets:
Cash and cash equivalents	$1,047,786	$2,414,757
Restricted cash	801,230	-
Accounts receivable, net	463,187	141,327
Inventory	7,099,970	-
Prepaid expenses and other current assets	297,023	99,529
Total Current Assets	9,709,196	2,655,613

Property and equipment, net	193,243	6,928
Goodwill	8,406,561	-
Intangible assets, net	5,043,972	-
Capitalized technology, net	886,543	852,093
Other assets	79,145	25,875

Total Assets	$24,318,660	$3,540,509

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,563,598	$539,566
Accrued expenses	1,172,442	168,093
Deferred revenue	371,013	263,739
Lease termination payable	5,000	-
Total Current Liabilities	4,112,053	971,398

Promissory note payable, net of current portion	5,087,043	-
Placement rights derivative liability	1,130,000	-
Total Liabilities	10,329,096	971,398

Stockholders' Equity:
Convertible Series A preferred stock; $0.0001 par value; 325,000 shares authorized; 0 shares and 100,000 shares issued and outstanding, respectively. Liquidation preference $0 and $300,000, respectively	-	10
Convertible Series B preferred stock; $0.0001 value per share; 4,000,000 shares authorized; 0 shares and 951,250 shares issued and outstanding, respectively. Liquidation preference $0 and $951,250, respectively	-	95
Convertible Series C preferred stock; $0.0001 value per share; 146,667 shares authorized; 0 and 146,667 shares issued and outstanding, respectively.	-	15
Convertible Series E preferred stock; $0.0001 value per share; 103,232 shares authorized; 0 and 103,232 shares issued and outstanding, respectively	-	10
Common stock; $0.0001 par value; 43,333,333 shares authorized; 19,751,999 and 7,572,703 shares issued, respectively, and 19,751,999 and 7,533,817 shares outstanding, respectively	1,976	753
Additional paid in capital	68,662,578	54,610,843
Accumulated deficit	(54,674,990)	(52,042,615)
Total Stockholders' Equity	13,989,564	2,569,111

Total Liabilities and Stockholders' Equity	$24,318,660	$3,540,509

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uSell.com, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2015	2014
Revenue	$27,093,928	$6,665,429

Cost of Revenue	23,549,098	1,921,175

Gross Profit	3,544,830	4,744,254

Operating Expenses:
Sales and marketing	2,037,371	5,811,873
General and administrative	6,344,539	4,659,710
Total operating expenses	8,381,910	10,471,583
Loss from Operations	(4,837,080)	(5,727,329)

Other (Expense) Income:
Interest income	956	2,527
Interest expense	(189,245)	(891,596)
Gain on settlements of accounts payable	-	9,038
Change in fair value of derivative liability - convertible notes payable	-	(681,122)
Total Other Expense, Net	(188,289)	(1,561,153)

Loss before Income Tax Benefit	(5,025,369)	(7,288,482)

Income Tax Benefit	(2,392,994)	-

Net Loss	$(2,632,375)	$(7,288,482)

Basic and Diluted Loss per Common Share:
Net loss per common share - basic and diluted	$(0.27)	$(1.15)

Weighted average number of common shares outstanding during the period - basic and diluted	9,687,951	6,331,377

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uSell.com, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,632,375)	$(7,288,482)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	819,604	615,907
Provision for bad debt	5,432	20,148
Stock based compensation expense	2,953,969	1,492,341
Deferred tax benefit	(2,392,994)	-
Amortization of debt issue costs into interest expense	51,564	8,645
Amortization of debt discount into interest expense	-	873,872
Gain on settlement of accounts payable	-	(9,038)
Change in fair value of derivative liability - convertible notes payable	-	681,122
Changes in operating assets and liabilities:
Accounts receivable	(76,205)	32,078
Other receivables	-	20,422
Inventory	(3,718,347)	-
Prepaid and other current assets	669,565	1,966
Other assets	(26,750)	-
Accounts payable	727,466	(102,692)
Accrued expenses	269,985	(7,262)
Lease termination payable	(10,000)	-
Deferred revenues	16,118	176,426
Net Cash and Cash Equivalents Used In Operating Activities	(3,342,968)	(3,484,547)

CASH FLOWS FROM INVESTING ACTIVITIES:
Website development costs	(601,404)	(656,506)
Cash paid for acquisition, net of cash acquired	(2,365,859)	-
Restricted cash	(801,230)	-
Cash paid to purchase property and equipment	(16,789)	(4,169)
Net Cash and Cash Equivalents Used In Investing Activities	(3,785,282)	(660,675)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	6,000,000	-
Proceeds from sale of common stock	-	6,424,999
Proceeds from sale of convertible Series A preferred stock	-	300,000
Proceeds from exercise of warrants	-	387,500
Cash paid for debt issue costs	(238,721)	-
Cash paid for direct offering costs	-	(1,041,686)
Net Cash and Cash Equivalents Provided By Financing Activities	5,761,279	6,070,813

Net (Decrease) Increase in Cash and Cash Equivalents	(1,366,971)	1,925,591
Cash and Cash Equivalents - Beginning of Period	2,414,757	489,166

Cash and Cash Equivalents - End of Period	$1,047,786	$2,414,757

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